EXHIBIT 4.5







                           STOCK OPTION PLAN AGREEMENT
                           ===========================





                                    Between:
                                    --------


                         SAVOY CAPITAL INVESTMENTS, INC.
                         -------------------------------




                                      and:
                                      ----


                                 THERESE RAMOND









                         Savoy Capital Investments, Inc.
                         -------------------------------
                              18826 Pagentry Place
                        Monument, Colorado, U.S.A., 80132

                           STOCK OPTION PLAN AGREEMENT


     THIS STOCK OPTION PLAN AGREEMENT (the "Agreement") is made and entered into to be effective as of the 2nd day of January 2004 (the "Date of Grant").



BETWEEN:
--------


                  SAVOY CAPITAL INVESTMENTS, INC.,
                  -------------------------------
                  a company incorporated under the laws of the State of Colorado, and having an address for notice and delivery located at; 18826 Pagentry Place, Monument, Colorado 80132

                  (the "Company");

                                                               OF THE FIRST PART
                                                               -----------------


AND:
----
                  THERESE RAMOND
                  By the River, 201 Thameside
                  Laleham Village
                  Surrey UK  TW 182 JN

                  (the "Optionee").


                                                              OF THE SECOND PART
                                                              ------------------


                  WITNESSETH:
                  -----------


     WHEREAS, effective as of January 2, 2004, the Board of Directors of the Company determined that the Optionee should receive an option to purchase shares of the Company's common stock (the "Common Stock") in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, said option to be for the number of shares, at the price per share and on the terms as set forth in this Agreement;

     AND WHEREAS the Optionee desires to receive an option on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the parties to this Agreement agree as follows:


1.   Grant of Option.
     ----------------

     The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for service, the right and option (the "Option") to purchase all or any part of an aggregate of 1,000,000 shares of the authorized and unissued U.S. $0.001 par value Common Stock of the Company (collectively, the "Option Shares") pursuant to the terms and conditions as set forth in this Agreement.


2.   Option Price.
     -------------

     At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be U.S. $0.10 (the "Option Price").



3.   Option Period and Vesting Provisions.
     -------------------------------------

     The option period with respect to all of the Option Shares shall commence from the Date of Grant and shall terminate three years from the Date of Grant, unless terminated earlier as provided in this Agreement. If the Optionee's employment is terminated for any reason other than death or for cause, any options granted to the Optionee which have not been exercised shall terminate immediately or shall terminate, at the sole discretion of the Company, within up to 90 calendar days after the effective date of such termination and shall be exercisable during such 90-day period only to the extent they were exercisable on the effective date of termination. If the Optionee's employment terminates because of death, the Option may be exercised by the Optionee's estate in full for 6 months after such death; provided, always, that payment is tendered within 6 months after the date of death. If the Optionee's employment is terminated for cause, any unexercised portion of the Option shall immediately expire.


     Vesting. In addition to and subject to the foregoing and the following paragraphs, during the Option Period shall vest in the following manner:

     (a) the Optionee shall have the initial vested right to purchase an aggregate of up to 600,000 Option Shares following the Date of Grant (the "Initial Vesting Date"); and

     (b) the Optionee's remaining right to purchase an aggregate of up to an additional 400,000 Option Shares under the Option shall only vest over a period of 75 days (the "Second Vesting Date") from the Initial Vesting Date (this portion of the Option being herein the "Vesting Option") with the mutual written consent of the Company and the Optionee.

4.   Exercise of Option.
     -------------------

     (a)  The Option may be exercised by delivering to the Company:

          (i) a Notice and Agreement of Exercise of Option (the "Notice and Agreement of Exercise of Option"), substantially in the form attached hereto as Exhibit "A", specifying the number of Option Shares with respect to which the Option is exercised, and

          (ii) full payment of the Option Price for such shares, either in cash or by certified cheque, or a combination thereof.

     (b) Promptly upon receipt of the Notice and Agreement of Exercise of Option and the full payment of the Option Price by the Optionee (including payment or provision for payment of any applicable withholding or similar taxes), the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.


5.   Securities Laws Requirements.
     -----------------------------

     No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with. Pursuant to the terms of the Notice and Agreement of Exercise of Option that shall be delivered to the Company upon each exercise of the Option, the Optionee, and the Optionee's designate if applicable, shall acknowledge, represent, warrant and agree as follows:

     (a) all Option Shares shall be acquired solely for the account of the Optionee, or for the account of the Optionee's designate if applicable, for investment purposes only and with no view to their resale or other distribution of any kind;

     (b) no Option Shares shall be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws;

     (c) if the Optionee, or the Optionee's designate if applicable, is subject to reporting requirements under Section 16(a) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Optionee, or the Optionee's designate if applicable, shall:

          (i) be aware that the grant of the Option to purchase Option Shares is an event that may require reporting on Forms 3, 4 or 5 under
               Section 16(a) of the Exchange Act;

          (ii) be aware that any sale by the Optionee or his immediate family of the Company's Common Stock or of any of the Option Shares within six months before or after any grant or exercise of the Option may create liability for him under Section 16(b) of the Exchange Act;

          (iii) consult with the Optionee's counsel regarding the application of
               Section 16(b) of the Exchange Act prior to any exercise of the Option, and prior to any sale of the Company's Common Stock or the Option Shares within six months after any grant or exercise of the Option;

          (iv) assist the Company with the filing of the applicable Forms 3, 4 or 5 with the Securities and Exchange Commission; and

          (v) timely file all reports required under the federal securities laws;

     (d) the Optionee, or the Optionee's designate if applicable, shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and

     (e) if any of the Option Shares are being acquired solely for the account of the Optionee's designate, each of the Optionee and the Optionee's designate is either a consultant or advisor to the Company, the Optionee is under privity of contract or arrangement with the Company and each of the Optionee and the Optionee's designate, in such capacity, has rendered bona fide services to the Company which include, but are not limited to, financial, administrative and/or managerial services; provided that neither the Optionee nor the Optionee's designate rendered or renders services, directly or indirectly, to promote or maintain a market for the Company's securities and, furthermore, provided that no such services were rendered or are being rendered in connection with the offer or sale of securities in a capital-raising transaction on behalf of the Company; failing any of which any Option Shares acquired hereunder may not be or may not have been registerable under the Securities Act and may not be sold unless they are sold pursuant to an exemption from registration under the Securities Act.

     The foregoing restrictions or notice thereof shall be placed on the certificates representing the Option Shares purchased pursuant to the Option and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.


6.   Transferability of Option.
     --------------------------

     The Option shall not be transferable except by will or the laws of descent and distribution, and any attempt to do so shall void the Option. During the Optionee's lifetime the Option is exercisable only by the Optionee, however, and in accordance with the provisions hereof, any Option Shares being acquired hereunder may, at the prior direction of the Optionee, be acquired by the Optionee or by the Optionee's designate.

7.   Adjustment by Stock Split, Stock Dividend, etc.
     -----------------------------------------------

     If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its Common Stock, the numbers, rights and privileges of the shares of Common Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.


8.   Merger or Consolidation.
     ------------------------

     (a) Effect of transaction. Upon the occurrence of any of the following events, if the notice required by paragraph 8(b) hereinbelow has been given, the Option shall automatically terminate and be of no further force or effect whatsoever:

          (i)  the dissolution or liquidation of the Company

          (ii) the appointment of a receiver for all, or substantially all, of the Company's assets or business:

          (iii) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes; or

          (iv) the sale, lease or exchange of all, or substantially all, of the Company's assets and business.

     (b) Notice of such occurrence. At least 30 days' prior written notice of any event described in paragraph 8(a) hereinabove, except the transactions described in subparagraphs 8(a)(ii) and (iii) as to which no notice shall be required, shall, at the Company's option, be given by the Company to the Optionee. After receipt of such notice the Optionee may, at any time before the occurrence of the event requiring the giving of notice, exercise the unexercised portion of the Option as to all the shares covered thereby. Such notice shall be deemed to have been given when delivered personally to the Optionee or pursuant to the provisions of paragraph 11 of this Agreement. If no such notice shall be given with respect to a transaction described in subparagraphs 8(a)(i), (ii) or (iv), the provisions of paragraph 8(a) shall not apply and the Option shall not terminate upon the occurrence of such transaction.

9.   Common Stock to be received upon Exercise.
     ------------------------------------------

     The Optionee understands that the Company is under no obligation to register the Option Shares under the Securities Act, and that, in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Securities Act. The Company is under no obligation to comply, or to assist the Optionee in complying with, any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Option Shares under Rule 144 of the United States Securities and Exchange Commission (the "Rule"). The Optionee also understands that, with respect to the Rule, routine sales of securities made in reliance upon such Rule only can be made in limited amounts in accordance with the terms and condition of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the Securities Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the Securities Act or an exemption from registration.

     Furthermore, the Optionee fully understands that the Option Shares have not been registered under the Securities Act and that they will be issued in reliance upon an exemption, which is available, only if Optionee, or the Optionee's designate if applicable, acquires such shares for investment and not with a view to distribution. The Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the Securities and Exchange Commission.


10.  Privilege of Ownership.
     -----------------------

     The Optionee and the Optionee's designate shall not have any of the rights of a shareholder with respect to the Option Shares covered by the Option except to the extent that one or more certificates for such Option Shares shall be delivered to them upon exercise of the Option.


11.  Notices.
     --------

     Any notices required or permitted to be given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender or sender's return receipt for acknowledgment of delivery of said notice by postage-prepaid registered mail. Such notice shall be addressed to the party to be notified as shown below:

     The Company:              Savoy Capital Investments, Inc.
                               18826 Pagentry Place,
                               Monument, Colorado,
                               U.S.A., 80132; and


     The Optionee:             At the address listed below his name on the
                               front page of this Agreement.


     Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

12.  General Provisions.
     -------------------

     (a) Amendments. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

     (b) Proper law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado, U.S.A.

     (c)  Time of the essence. Time shall be of the essence of this Agreement.

     (d) Gender. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

     (e) Entire agreement. The provisions contained herein constitute the entire agreement between the parties hereto and supersede all previous understandings and agreements with respect to the granting of the within Option.

     (f) Enurement. This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties' respective heirs, executors, successors, administrators and assigns.

     (g) Approvals. This Agreement is or may be subject to the prior approval of all regulatory authorities having jurisdiction over the Company where required by the laws, regulations and by-laws to which the Company is subject, and, where not already obtained, is or may be subject, prior to exercise of the Option, to the approval by the shareholders of the Company to the granting of options in the capital stock of the Company.









                  This space intentionally left blank.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


SAVOY CAPITAL INVESTMENTS, INC.



/s/ Floyd Wandler
-----------------
Authorized Signatory


SIGNED, SEALED and DELIVERED by
THERESE RAMOND

the Optionee herein, in the presence of:


/s/ Katalin Williams
--------------------
Witness Signature                                  /s/ Therese Ramond
                                                  ----------------------
                                                      THERESE RAMOND

H - 1035 Budapest
Vorosvari - ut 15 IX em.25
Hungary
--------------------------
Witness Address


/s/ Katalin Williams, Business person
-------------------------------------
Witness Name and Occupation

                                 EXHIBIT A
                                 ---------


                       TO: SAVOY CAPITAL INVESTMENTS, INC.
                       -----------------------------------
                           STOCK OPTION PLAN AGREEMENT
                           ---------------------------


                   NOTICE AND AGREEMENT OF EXERCISE OF OPTION
                   ------------------------------------------


     The Optionee hereby exercises its Savoy Capital Investments, Inc. Stock Option dated, January 2, 2004 as to 600,000 shares of Savoy Capital Investments, Inc. Common Stock (each an "Option Share").

     Enclosed are the documents and payment specified in paragraph 4 of the Optionee's Option Agreement.

     The Optionee, and the Optionee's designate if applicable, understands that no Option Shares will be issued unless and until, in the opinion of Savoy Capital Investments, Inc. (the "Company"), any applicable registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. The Optionee, and the Optionee's designate if applicable, hereby acknowledges, represents, warrants and agrees, to and with the Company as follows:

     (a) the Option Shares the Optionee, or the Optionee's designate if applicable, is purchasing are being acquired for the Optionee's, or for the Optionee's designate's if applicable, own account for investment purposes only and with no view to their resale or other distribution of any kind, and no other person (except if the Optionee, or the Optionee's designate if applicable, is married, that person's spouse) will own any interest therein;

     (b) the Optionee, or the Optionee's designate if applicable, will not sell or dispose of the Option Shares in violation of the Securities Act or any other applicable federal or state securities laws;

     (c) if and so long as the Optionee, or the Optionee's designate if applicable, is subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Optionee, and the Optionee's designate if applicable, recognizes that any sale by the Optionee, or by the Optionee's designate if applicable, or their respective and immediate families, of the Company's Common Stock within six months before or after any grant or exercise of the Optionee's stock Option may create liability for the Optionee, or for the Optionee's designate if applicable, under Section 16(b) of the Exchange Act ("Section 16(b)");

     (d) the Optionee, and the Optionee's designate if applicable, has consulted with the Optionee's, and the Optionee's designate's if applicable, counsel regarding the application of Section 16(b) to this exercise of the Optionee's stock Option;

     (e) the Optionee, and the Optionee's designate if applicable, will consult with their respective counsel regarding the application of Section 16(b) before the Optionee, or the Optionee's designate if applicable, makes any sale of the Company's Common Stock, including the Option Shares, within six months after the date of this Agreement;

     (f) the Optionee, and the Optionee's designate if applicable, will report all sales of Option Shares to the Company in writing on a form prescribed by the Company;

     (g) the Optionee, and the Optionee's designate if applicable, will assist the Company in the filing of and will timely file all reports that the Optionee, or the Optionee's designate if applicable, may be required to file under the federal securities laws;

     (h) the Optionee, and the Optionee's designate if applicable, agrees that the Company may, without liability for its good faith actions, place legend restrictions upon the Option Shares and issue "stop transfer" instructions requiring compliance with applicable securities laws and the terms of the Optionee's stock Option; and

     (i) if any of the Option Shares are being acquired solely for the account of the Optionee's designate, each of the Optionee and the Optionee's designate is either a consultant or advisor to the Company, the Optionee is under privity of contract or arrangement with the Company and each of the Optionee and the Optionee's designate, in such capacity, has rendered bona fide services to the Company which include, but are not limited to, financial, administrative and/or managerial services; provided that neither the Optionee nor the Optionee's designate rendered or renders services, directly or indirectly, to promote or maintain a market for the Company's securities and, furthermore, provided that no such services were rendered or are being rendered in connection with the offer or sale of securities in a capital-raising transaction on behalf of the Company; failing any of which any Option Shares acquired hereunder may not be or may not have been registerable under the Securities Act and may not be sold unless they are sold pursuant to an exemption from registration under the Securities Act.

     The foregoing restrictions or notice thereof shall be placed on the certificates representing the Option Shares purchased pursuant to the Option and the Company may refuse to issue the certificates or to transfer the Option Shares on its books unless it is satisfied that no violation of such restrictions will occur.

     The number of Option Shares specified above are to be issued in the following registration manner as directed by the Optionee and, if applicable, to the Optionee's designate as set forth hereinbelow:

    Registration respecting the Optionee (must be completed by the Optionee):
    -------------------------------------------------------------------------



      Therese Ramond
----------------------------                      ------------------------------
   (Print Optionee's name)                            (Optionee's signature)



         Laleham Village                             By the River, 201 Thameside
              N/A                                       Surrey UK  TW 182 JN
-------------------------------------               ----------------------------
  (Optionee - Print name of spouse                    (Address for Optionee)
      if you wish joint registration)


-------------------------------------
         Date of Exercise




 Registration respecting the Optionee's designate (complete if applicable only):
 -------------------------------------------------------------------------------



-------------------------------------         ----------------------------------
(Print Optionee's designate's name)           (Optionee's designate's signature)


---------------------------------------       ----------------------------------
(Optionee's designate - Print name of         (Address for Optionee's designate)
 spouse if you wish joint registration)



---------------------------------------
         Date of Exercise